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                                                              EXHIBIT NO. 99.10

                         INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Post-Effective Amendment No. 35 to Registration Statement No. 2-68918 of MFS Capital Opportunities Fund, a series of MFS Series Trust VII, of our report dated January 16, 2004 appearing in the annual report to shareholders for the year ended November 30, 2003 and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.


DELOITTE & TOUCHE LLP
-------------------------
Deloitte & Touche LLP


Boston, Massachusetts
March 24, 2004